Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Private Bancorp of America, Inc. of our report dated March 13, 2026, relating to the consolidated financial statements of Private Bancorp of America, Inc. as of December 31, 2025 and 2024 and for each of the years then ended, appearing in Amendment No. 1 to the Registration Statement on Form 10 (File No. 001-43397) of Private Bancorp of America, Inc.

/s/ Crowe LLP

Los Angeles, California

July 31, 2026